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                                                                    EXHIBIT 10.1
                             AMENDMENT NUMBER TWO TO
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------



This Amendment Number Two To Loan and Security Agreement ("Amendment") is entered into as of October 17, 1995, between FOOTHILL CAPITAL CORPORATION ("Foothill") and LAMONTS APPAREL, INC., Debtor-In-Possession ("Borrower").

     FACT ONE:  Foothill and Borrower entered into that certain Loan and
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Security Agreement as of February 17, 1995, as amended on March 6, 1995 (the
"Agreement").

     FACT TWO:  Borrower and Foothill desire further to amend the Agreement as
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provided herein.


     NOW, THEREFORE, Foothill and Borrower hereby amend the Agreement as follows:

     1. Section 2.1(a) of the Agreement is hereby amended in its entirety to read as follows:

          "(a) Subject to the terms and conditions of this Agreement, Foothill agrees to make revolving advances to Borrower in an amount not to exceed the Borrowing Base. For purposes of this Agreement, "Borrowing Base" shall mean (i) the following for the period commencing on the date hereof and ending on December 2, 1995: an amount equal to the lower of: (x) 70% of Borrower's cost of Eligible Inventory, net of customary reserves, and (y) 35% of the retail value of Eligible Inventory, net of customary reserves, and (ii) the following for all other periods: an amount equal to the lower of: (x) 60% of Borrower's cost of Eligible Inventory, net of customary reserves, and (y) 30% of the retail value of Eligible Inventory, net of customary reserves. As of the Closing Date, the reserves shall be an amount equal to 5% of Borrower's cost of Eligible Inventory."

     2. Concurrently with the execution and delivery of this Amendment, Borrower shall pay to Foothill the sum of $50,000 as an amendment fee, which fee shall be fully paid and nonrefundable as of such date.

     3. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement shall remain in full force and effect.


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     4.   All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

     IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the date first set forth above.


                                        FOOTHILL CAPITAL CORPORATION



                                        By   /s/ Michael Parker

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                                             Title  Assistant Vice President
                                                  --------------------------



                                        LAMONTS APPAREL, INC.,
                                        DEBTOR-IN-POSSESSION



                                        By   /s/ Loren Rothschild
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                                             Title  Vice Chairman
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